EXHIBIT 10.2

FIRST MASTER REAFFIRMATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS

This FIRST MASTER REAFFIRMATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is made as of the 21st day of December, 2010, between SONOMAWEST HOLDINGS, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”), as successor by merger to Wachovia Bank, National Association.

RECITALS

WHEREAS, the Bank made a loan to Borrower in the amount of $2,500,000 (the “Loan”) as evidenced by a certain Promissory Note dated May 21, 2008, in the original principal amount of $2,500,000 (the “Existing Note”); and

WHEREAS, Borrower has requested that the Bank modify the Loan by extending the maturity date of the Loan and amending the schedule of principal payments under the Loan; and

WHEREAS, the Bank is willing to extend the maturity date of the Loan and modify the schedule of principal payments under the Loan provided that the Borrower agrees to certain additional modifications of the Loan, and subject to and in reliance upon the representations, warranties, acknowledgments, covenants and agreements of the Borrower contained herein; and

WHEREAS, the Existing Note, the other documents listed on Exhibit A attached hereto, and every other instrument now or hereafter securing, evidencing or relating to the Loan are collectively referred to herein as the “Loan Documents.”

AGREEMENTS

  NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agree as follows:

1.             Acknowledgments and Affirmations.

a.           Borrower acknowledges and affirms that:

 (1)           Borrower is legally and validly indebted to the Bank under the Existing Note and the other Loan Documents.

 (2)           All indebtedness, obligations and liabilities of the Borrower to the Bank arising under the Loan is secured by, among other things, a first priority deed of trust on the real and personal property owned by Borrower located at 2064 Gravenstein Highway, Sebastopol, California (the “Property”) pursuant to a certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of May 21, 2008, and recorded in the Official Records of Sonoma County on May 22, 2008 with Recording No. 2008-47610 (the “Deed of Trust”).

b.           The Borrower represents and warrants that:

 (1)           The resolutions previously adopted by the directors of the Borrower with respect to the Existing Note and the other Loan Documents and provided to the Bank have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions described herein and therein.

 (2)           It has the power and authority to enter into this Agreement and the transactions contemplated herein, and has taken all necessary company action to authorize this Agreement and the transactions contemplated herein.

 (3)           No Default (as defined in the Existing Note) or Event of Default (as defined in the Deed of Trust) has occurred and is continuing under any Loan Document, and no event or condition has occurred or exists which would constitute a Default or an Event of Default under any Loan Document but for the giving of notice or passage of time, or both.

 (4)           It has no defense, offset, counterclaim or independent claim against the Bank with respect to the Loan or any of the Loan Documents, or any action previously taken or not taken by the Bank with respect thereto.

                                 (5)             The Bank has fully performed all obligations to the Borrower which it may have had or has on and as of the date hereof.

 (6)           The consummation of the transactions contemplated herein  (a) is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, its certificate of incorporation or bylaws, or any evidence of material indebtedness, agreement or instrument of whatever nature to which it is a party or by which it is bound, (b) does not constitute a default under any of the foregoing, which default would have a material adverse effect on Borrower’s business, or its ability to pay the Obligations, as defined in the Deed of Trust, and (c) does not constitute a violation of any federal, state or local law, regulation or order of any court or agency which is binding upon it, which violation would have a material adverse effect on Borrower’s business, or its ability to pay the Obligations, as defined in the Deed of Trust.

2.             Agreement to Modify the Loan.  Subject to the satisfaction of the following conditions precedent, the Bank hereby agrees to amend the Loan to Borrower:

a.           The Bank shall have received an executed First Modification of Promissory Note from Borrower in the form attached hereto as Exhibit B (the “Note Modification”).

b.           The Bank shall have received certified copies of all corporate action (in form and substance reasonably satisfactory to the Bank) taken by the Borrower to authorize the execution, delivery and performance of the Note Modification and this Agreement and the modifications to be made hereunder and thereunder, together with such other documents as the Bank or its counsel may reasonably require.

c.           The Bank shall have received all of its fees, costs and expenses in connection with the modification of the Loan.

3.             Amendments to Loan Documents.

a.           All references in the Loan Documents to the Note shall mean the Existing Note, as modified by the Note Modification.

b.           The Borrower and the Bank agree that the calculation of the Debt Service Coverage Ratio, as set forth in Section 4.9 of the Deed of Trust, shall be limited to the Borrower’s income and debt service relating to the Property.

c.           The Environmental Indemnity Agreement is hereby amended by:

           (i)      Deleting the words “Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.)”, in paragraph D of the Environmental Indemnity Agreement and replacing them with “Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.)”.

           (ii)     Adding the following paragraph following paragraph 10 of the Environmental Indemnity Agreement:

“Without limiting any of the remedies provided in this Agreement, Indemnitor acknowledges and agrees that each of the provisions in this Agreement is an environmental provision (as defined in Section 736(f)(2) of the California Code of Civil Procedure) made by Indemnitor relating to the Property (the “Environmental Provisions”), and that Indemnitor’s failure to comply with any of the Environmental Provisions will be a breach of contract that will entitle Bank to pursue the remedies provided by Section 736 of the California Code of Civil Procedure (“Section 736”) for the recovery of damages and for the enforcement of the Environmental Provisions, subject to the limitations contained therein.  Pursuant to Section 736, Bank’s action for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, 580d, or 726(b) of the California Code of Civil Procedure.”

4.             Reaffirmation.  The Borrower, as maker, debtor, grantor, pledgor, assignor, or in other similar capacity in which it is or becomes indebted to the Bank or grants liens or security interests in its properties under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents and, to the extent it granted liens on or security interests in any of its properties pursuant to any such Loan Documents, hereby ratifies and reaffirms such grant of liens and security interests and confirms and agrees that such liens and security interests hereafter secure all of the obligations under the Loan, in each case as if each reference in the Loan Documents to the obligations secured thereby are construed to hereafter mean and refer to such obligations under the Loan Documents as hereby amended. The Borrower acknowledges that each of the Loan Documents remains in full force and effect, continues to apply to the obligations arising under the Loan, and is hereby ratified and confirmed. The execution of this Agreement shall not operate as a novation, waiver of any right, power or remedy of the Bank nor constitute a waiver of any provision of any of the Loan Documents. The Borrower confirms and agrees that the Loan Documents and each and every covenant, condition, obligation, representation, warranty and provision set forth therein are, and shall continue to be, in full force and effect and are hereby confirmed, reaffirmed and ratified in all respects.

5.             Successors and Assigns.  This Agreement shall be binding upon the Borrower and upon its respective successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.  The successors and assigns of such entities shall include, without limitation, their respective receivers, trustees, or debtors-in-possession.

6.             Further Assurances. The Borrower hereby agrees from time to time, as and when requested by the Bank, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Bank may reasonably deem necessary in order to carry out the intent and purposes of this Agreement and the other Loan Documents.

7.             Authorization.  Each person a party hereto is duly authorized to execute and deliver this Agreement, and is duly authorized to perform its obligations under this Agreement, and the other Loan Documents to which it is a party.

8.             No Conflicts.  The execution and delivery of this Agreement and the performance by each party of its obligations hereunder do not and will not conflict with any provision of applicable law or of the certificate of incorporation  or bylaws of any of them or of any agreement binding upon any of them.

10.           Governing Law.   This Agreement shall be governed by and shall be construed and enforced in accordance with the internal law of the State of California, without regards to conflicts of law principles.

11.           Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13.           Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the day and year first set forth above.

BORROWER: SONOMAWEST HOLDINGS, INC. By: /s/ Walker R. Stapleton Walker R. Stapleton Its President

BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION as successor by merger to Wachovia Bank, National Association By: /s/ Anne S. Wilson Anne S. Wilson Senior Vice President

[Signature Page to First Master Reaffirmation Agreement and Amendment to Loan Documents]

EXHIBIT A

 Additional Loan Documents
(unless otherwise noted, all documents dated May 21, 2008)

1.  Promissory Note of Borrower in the principal sum of $2,500,000;

2.  Deed of Trust, Assignment, Security Agreement and Fixture Filing from Borrower, as Grantor, to TRSTE, INC., as Trustee in favor of Wachovia Bank, National Association (n/k/a Wells Fargo, National Association) recorded in the Official Records of Sonoma County on May 22, 2008 with Recording No. 2008-47610;

3.  Environmental Indemnity Agreement;

4.  UCC-1 Financing Statement